Exhibit No.: 10.2

STOCK PURCHASE AGREEMENT

This Agreement, dated as of July 17, 2009, is entered into by and between Oakridge International Corporation, a Nevada corporation with an address at 1609 Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong (the "Company"), and Michael Burney, a USA resident with an address at 3001 Bridgeway Blvd., K291, Sausalito, CA 94965, USA (the "Purchaser").

In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.	AUTHORIZATION AND SALE OF SHARES.

1.1

INITIAL PURCHASE AND SALE. Subject to the terms and conditions set forth in this Agreement, on the Initial Closing Date (as hereinafter defined) the Company shall sell and issue to the Purchaser, and the Purchaser shall purchase from the Company 1,250,000 shares (the "Sale Shares") of the Company's common stock ("Common Stock" or "Shares"), at a purchase price per Share of US$0.02 ("Purchase Share Price"), or US$25,000 in the aggregate (the "Purchase Price"). Such purchase and sale is referred to herein as the "Share Purchase".

1.2	CLOSING OF PURCHASE.

(a)

The closing of the Share Purchase (the "Closing") shall take place at the Company's offices at 1609 Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong on or before July 20, 2009, or at such other location, date and time as may be agreed upon between the Purchaser and the Company (such date, the "Closing Date").

(b)

At the Closing, the Company shall deliver to the Purchaser a stock certificate, registered in the name of the Purchaser, representing the Sale Shares purchased by the Purchaser, against payment of the Purchase Price which has been acknowledged receipt thereof.

2

THE CLOSING. Concurrently with the execution and delivery of this Agreement, the Company is delivering to the Purchaser a certificate for the number of Shares being purchased by such Purchaser, registered in the name of the Purchaser, against payment to the Company of the purchase price thereof, by offsetting against invoices totaling US$25,000 owed by the Company to Mr. Burney as of the date hereof.

3	REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants to each of the Purchasers as follows:

3.1

CAPITALIZATION. The authorized capital stock of the Company (immediately prior to the sale of the Shares) consists of 75,000,000 shares of Common Stock with USD.0001 par value per share (the "Common Stock"), of which 5,260,000 shares are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as provided in this Agreement and announced by the Company, no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding.

3.2

ISSUANCE OF SHARES. The issuance, sale and delivery of the Shares in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Shares, when issued, sold and delivered against payment thereof in accordance with the provisions of this Agreement will be duly and validly issued, fully paid and non-assessable.

3.3

AUTHORITY FOR AGREEMENT. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

4.	INVESTMENT REPRESENTATIONS OF THE PURCHASERS. The Purchaser represents and warrants to the Company as follows:

(a)

Purchaser is purchasing the Shares for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any rule or regulation under the Securities Act.

(b)

Purchaser has had such opportunity as it has deemed adequate to obtain from representatives of the Company such information as is necessary to permit it to evaluate the merits and risks of the investment in the Company.

(c)

Purchaser has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(d)	Purchaser can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(e)

Purchaser understands that (i) the Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 or otherwise may not be available for at least two years and even then will not be available unless a public market then exists for the Shares or adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

(f)	A legend substantially in the following form will be placed on the certificate representing the Shares:

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

(g)	Purchaser understand and agrees that stop-transfer instructions will be placed with the transfer agent with respect to all certificates evidencing the Shares issued pursuant to this Agreement.

5.	MISCELLANEOUS.

5.1

ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

5.2	COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

5.3	SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

5.4	GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Nevada in the United States, without reference to conflict of laws principles.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date hereof.

Oakridge International Corporation By: ---------------------- Title: Director, CFO

Michael Burney By: ----------------------